EXHIBIT 32.1

CERTIFICATION PURSUANT TO U.S.C. 18, SECTION 1350

In connection with the filing of the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, (the "Report") by Skye International, Inc., (formerly Elution Technologies, Inc.), each of the undersigned hereby certifies that:

1.

The Report complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Dated:  November 23, 2005

/s/ Thomas Kreitzer

Name:  Thomas Kreitzer

Title: Chief Executive Officer

/s/ Thomas Kreitzer

Name:  Thomas Kreitzer

Title: Principal Accounting Officer